Exhibit 99.7

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THIS NOTE MAY NOT BE OFFERED FOR SALE, TRANSFER OR ASSIGNMENT UNLESS (1) SO REGISTERED OR THE TRANSACTION RELATING THERETO SHALL BE EXEMPT WITHIN THE MEANING OF SUCH ACT AND THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION ADOPTED THEREUNDER AND (2) SUCH TRANSACTION COMPLIES WITH THE PROVISIONS SET FORTH IN SECTION 205 OF THE INDENTURE. BECAUSE OF THE PROVISIONS FOR THE PAYMENT OF PRINCIPAL CONTAINED HEREIN, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANYONE PURCHASING THIS NOTE MAY ASCERTAIN THE OUTSTANDING PRINCIPAL AMOUNT HEREOF BY INQUIRY TO THE INDENTURE TRUSTEE.

CAL FUNDING I LIMITED
SECURED NOTE,
SERIES 2011-1

Up to $100,000,000.00	No. 1
September __, 2011

KNOW ALL PERSONS BY THESE PRESENTS that CAL Funding I Limited, a limited liability company incorporated and existing under the laws of Bermuda (the “Issuer”); for value received, hereby promises to pay to BANK OF AMERICA, NATIONAL ASSOCIATION, or registered assigns, at the principal corporate trust office of the Indenture Trustee named below, (i) the principal sum of up to One Hundred Million Dollars ($100,000,000.00), which sum shall be payable on the dates and in the amounts set forth in the Indenture, dated as of September [  ], 2011 (as amended, restated, supplemented or modified from time to time, the “Indenture”), and the Series 2011-1 Supplement, dated as of September [  ], 2011 (as amended, restated, supplemented or modified from time to time, the “Series 2011-1 Supplement”), each between the Issuer and Wells Fargo Bank, National Association and (ii) interest on the outstanding principal amount of this Series 2011-1 Note on the dates and in the amounts set forth in the Indenture and the Series 2011-1 Supplement. A record of each Series 2011-1 Advance, Prepayment and repayment shall be made by the related Deal Agent and absent manifest error such record shall be conclusive.  Capitalized terms not otherwise defined herein will have the meaning set forth in the Indenture and the Series 2011-1 Supplement.

Payment of the principal of and interest on this Series 2011-1 Note shall be made in lawful money of the United States of America which at the time of payment is legal tender for payment of public and private debts. The principal balance of, and interest on, this Series 2011-1 Note is payable at the times and in the amounts set forth in the Indenture and the Series 2011-1 Supplement by wire transfer of immediately available funds to the account designated by the Holder of record on the immediately preceding Record Date.

This Series 2011-1 Note is one of the authorized notes identified in the title hereto and issued in the aggregate principal amount of up to Two Hundred Million Dollars ($200,000,000.00) pursuant to the Indenture and the Series 2011-1 Supplement.

The Series 2011-1 Notes shall be an obligation of the Issuer and shall be secured by the Collateral, all as defined in, and subject to limitations set forth in, the Indenture and the Series 2011-1 Supplement.

This Series 2011-1 Note is transferable as provided in the Indenture and the Series 2011-1 Supplement, subject to certain limitations therein contained, only upon the books for registration and transfer kept by the Indenture Trustee, and only upon surrender of this Series 2011-1 Note for transfer to the Indenture Trustee duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Indenture Trustee duly executed by, the registered Holder hereof or his attorney duly authorized in writing. The Indenture Trustee or the Issuer may require payment by the Holder of a sum sufficient to cover any tax, expense, or other governmental charge payable in connection with any transfer or exchange of this Series 2011-1 Note.

The Issuer, the Indenture Trustee and any agent of the Issuer may treat the person in whose name this Series 2011-1 Note is registered as the absolute owner hereof for all purposes, and neither the Issuer, the Indenture Trustee, nor any other such agent shall be affected by notice to the contrary.

This Series 2011-1 Note is subject to Prepayment, at the times and subject to the conditions set forth in the Indenture and the Series 2011-1 Supplement.

If an Event of Default or Early Amortization Event shall occur and be continuing, the principal of and accrued interest on this Series 2011-1 Note may be declared to be due and payable in the manner and with the effect provided in the Indenture and the Series 2011-1 Supplement.

The Indenture permits, with certain exceptions as therein provided, the issuance of supplemental indentures with the consent of the Requisite Global Majority, in certain specifically described instances. Any consent given by the Requisite Global Majority shall be conclusive and binding upon the Holder of this Series 2011-1 Note and on all future holders of this Series 2011-1 Note and of any Series 2011-1 Note issued in lieu hereof whether or not notation of such consent is made upon this Series 2011-1 Note. Supplements and amendments to the Indenture and the Series 2011-1 Supplement may be made only to the extent and in circumstances permitted by the Indenture and the Series 2011-1 Supplement.

The Holder of this Series 2011-1 Note shall have no right to enforce the provisions of the Indenture or the Series 2011-1 Supplement or to institute action to enforce the covenants, or to take any action with respect to a default under the Indenture or the Series 2011-1 Supplement, or to institute, appear in or defend any suit or other Proceedings with respect thereto, except as provided under certain circumstances described in the Indenture and the Series 2011-1 Supplement; provided, however, that nothing contained in the Indenture or the Series 2011-1 Supplement shall affect or impair any right of enforcement conferred on the Holder hereof to enforce any payment of the principal of and interest on this Series 2011-1 Note on or after the due date thereof; provided further, however, that by acceptance hereof the Holder is deemed to have covenanted and agreed that it will not institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings, or other Proceedings under any applicable bankruptcy or similar law, at any time other than at such time as: permitted by Section 1311 of the Indenture.

All terms and provisions of the Indenture and the Series 2011-1 Supplement are herein incorporated by reference as if set forth herein in their entirety.

IT IS HEREBY CERTIFIED, RECITED AND DECLARED, that all acts, conditions and things required to exist, happen and be performed precedent to the execution and delivery of the Indenture and the Series 2011-1 Supplement and the issuance of this Series 2011-1 Note and the issue of which it is a part, do exist, have happened and have been timely performed in regular form and manner as required by law.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature of one of its authorized officers, this Series 2011-1 Note shall not be entitled to any benefit under the Indenture or the Series 2011-1 Supplement, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, CAL Funding I Limited has caused this Series 2011-1 Note to be duly executed by its duly authorized representative, on this ___ day of ________, 2011.

CAL FUNDING I LIMITED

By:

Name:

Title:

This Note is one of the Series 2011-1 Notes described in the within-mentioned Indenture and the Series 2011-1 Supplement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee

By:

Name:

Title: